Exhibit k.6.

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (the “Amendment”) is made and effective as of November 24, 2009, by and among TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC., a Maryland corporation (the “Borrower”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, BANK OF AMERICA, N.A., a national banking association, STIFEL BANK & TRUST, a Missouri charter bank, and each other lender from time to time identified as having a Commitment on Exhibit A hereto or who becomes a party hereto (each a “Bank” and, collectively, the “Banks”); and U.S. BANK NATIONAL ASSOCIATION as the lender for Swingline Loans (in such capacity, the “Swingline Lender”), as agent for the Banks hereunder (in such capacity, the “Agent”), and as lead arranger hereunder (in such capacity, the “Lead Arranger”).  Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.

Preliminary Statements

(a)           The Banks and the Borrower are parties to a Credit Agreement dated as of September 14, 2009, as amended by the First Amendment to Credit Agreement dated as of October 7, 2009, and as further amended by the Second Amendment to Credit Agreement dated as of October 13, 2009 (as the same may be further amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”).

(b)           The Borrower has requested a decrease in the total amount of the credit facility pursuant to Section 2.4(a) of the Credit Agreement; and

(c)           Subject to the terms, conditions, and agreements set forth below, the Borrower and the Banks wish to amend the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Banks and the Borrower agree as follows:

1.           Modification to Exhibit A.  Exhibit A as attached to the Credit Agreement is deleted and is hereby replaced with Exhibit A, attached to this Amendment.

2.           Total Credit Facility.  Section 2.1 and Section 2.2(a) of the Credit Agreement are modified to reflect that upon this Amendment becoming effective, the total credit facility referenced in Section 2.1 is in an amount up to $18,000,000 and Borrower’s right to increase the total amount of the credit facility pursuant to Section 2.2 is limited to an amount up to $15,000,000 (for a total credit facility in an aggregate principal amount of up to $33,000,000), subject to the terms and conditions of the Credit Agreement.

3.           New Notes.  Contemporaneously with the execution and delivery of this Amendment, the Borrower, as maker, shall execute and deliver (a) a new revolving credit note, in the stated principal amount of $6,428,571.43 in favor of U.S. Bank National Association, as payee (the “New U.S. Bank Note”), which New U.S. Bank Note shall amend, restate and replace the Note dated as of September 14, 2009, from the Borrower, as maker, to U.S. Bank National Association, as payee, in the stated principal amount of $12,500,000 (the “Old U.S. Bank Note”), and which New U.S. Bank Note, as the same may be amended, renewed, restated, replaced or consolidated from time to time, shall be a “Revolving Credit Note” referred to in the Credit Agreement, (b) a new revolving credit note, in the stated principal amount of $7,714,285.71 in favor of Bank of America, N.A., as payee (the “New Bank of America Note”), which New Bank of America Note shall amend, restate and replace the Note dated as of October 7, 2009, from the Borrower, as maker, to Bank of America, N.A., as payee, in the stated principal amount of

$15,000,000 (the “Old Bank of America Note”), and which Bank of America Note, as the same may be amended, renewed, restated, replaced or consolidated from time to time, shall be a “Revolving Credit Note” referred to in the Credit Agreement, and (c) a new revolving credit note, in the stated principal amount of $3,857,142.86 in favor of Stifel Bank & Trust, as payee (the “New Stifel Note”), which New Stifel Note shall amend, restate and replace the Note dated as of October 13, 2009, from the Borrower, as maker, to Stifel Bank & Trust, as payee, in the stated principal amount of $7,500,000 (the “Old Stifel Note”), and which New Stifel Note, as the same may be amended, renewed, restated, replaced or consolidated from time to time, shall be a “Revolving Credit Note” referred to in the Credit Agreement, and

4.           Reaffirmation of Credit Documents.  The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent and the Banks, as a material inducement to the Agent and the Banks to enter into this Amendment, that (a) the Borrower has no and in any event waives any, defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Agent’s or the Banks’ actions or inactions in respect of any of the foregoing, and (b) all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.

5.           Conditions Precedent to Amendment.  Except to the extent waived in a writing signed by the Agent and delivered to the Borrower, the Agent and the Banks shall have no duties under this Amendment until the Agent shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Agent:

(a)           Amendment.  This Amendment;

(b)           New Notes.  The New U.S. Bank Note, the New Bank of America Note, and the New Stifel Note; and

(c)           Other Documents.  Such other documents as the Agent may reasonably request to further implement the provisions of this Amendment or the transactions contemplated hereby.

6.           No Other Amendments; No Waiver of Default.  Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms.  By entering into this Amendment, the Agent and the Banks are not waiving any Default or Event of Default which may exist on the date hereof.

7.           Expenses.  The Borrower agrees to pay and reimburse the Agent for all out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, operation, enforcement and administration of this Amendment, including the reasonable fees and expenses of counsel to the Agent.

8.           Counterparts; Fax Signatures.  This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement.  This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.

Third Amendment to Credit Agreement - Page 2

9.           Governing Law.  This Amendment shall be governed by the same law that governs the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

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K.S.A. §16-118 Required Notice.  This statement is provided pursuant to K.S.A. §16-118:  “THIS AMENDMENT TO CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS (AS CREDITORS) AND THE BORROWER (AS DEBTOR) AND SUCH WRITTEN AMENDMENT TO CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AMENDMENT TO CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS AND THE BORROWER.”  THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL AMENDMENT TO CREDIT AGREEMENT:

NONE.

The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten amendment to credit agreement exists between the parties:

Creditor:	__________

Creditor:	__________

Creditor:	__________

Debtor:	__________

[signature page to follow]

Third Amendment to Credit Agreement - Initial Page

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC., the Borrower

By:________________________________
Name: Terry C. Matlack
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Agent, Swingline Lender, Lead Arranger and a Bank

By:________________________________
Name: Colleen S. Hayes
Title: Vice President

BANK OF AMERICA, N.A., a Bank

By:________________________________
Name: Jeffrey P. Yoakum
Title: Senior Vice President

STIFEL BANK & TRUST, a Bank

By:________________________________
Name: John H. Phillips
Title: Senior Vice President

Third Amendment to Credit Agreement - Signature Page

EXHIBIT A

(Banks and Commitments)

(A) Bank	Revolving Credit Loan Commitment Amount	Swingline Loan Commitment Amount*	Bank’s Total Commitment Amount	Bank’s Pro-Rata Percentage
U.S. Bank National Association	$6,428,571.43	$5,000,000	$6,428,571.43	0.357142857143
Bank of America, N.A.	$7,714,285.71	$0	$7,714,285.71	0.428571428571
Stifel Bank & Trust	$3,857,142.86	$0	$3,857,142.86	0.214285714286
TOTALS:	$18,000,000	$5,000,000	$18,000,000	1.000000000000

*
As more particularly described in the Agreement, the Swingline Loan Commitment is a subcommitment under the Revolving Credit Loan Commitments.  Accordingly, extensions of credit under the Swingline Loan Commitment act to reduce, on a dollar-for-dollar basis, the amount of credit otherwise available under the Revolving Credit Loan Commitments.

Third Amendment to Credit Agreement - Exhibit A